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                                                                   EXHIBIT 10.28


                  M A S T E R   L E A S E   A G R E E M E N T

COMDISCO, INC. " LESSOR

MASTER LEASE AGREEMENT dated March 7, 1994 by and between COMDISCO, INC. ("Lessor") and 3-DIMENSIONAL PHARMACEUTICALS, INC. ("Lessee").

IN CONSIDERATION of the mutual agreements described below, the parties agree as follows (all capitalized terms are defined in Section 14.19):

1.   Property Leased.

     Lessor leases to Lessee all of the Equipment described on each Schedule. IN the event of a conflict, the terms of a Schedule prevail over this Master Lease.

2.   Term.

     On the Commencement Date, Lessee will be deemed to accept the Equipment, will be bound to its rental obligations for each item of Equipment and the term of a Schedule will begin and continue through the initial Term and thereafter until terminated by either party upon prior written notice received during the Notice Period. No termination may be effective prior to the expiration of the Initial Term.

3.   Rent and Payment.

     Rent is due and payable in advance, in immediately available funds, on the first day of each Rent Interval to the payee and at the location specified in Lessor's invoice. Interim Rent is due and payable when invoiced. If any payment is not made when due, Lessee will pay interest at the Overdue Rate. Upon Lessee's execution of each Schedule, Lessee will pay Lessor the Advance specified on the Schedule. The Advance will be credited towards the final Rent payment if Lessee is not then in default. No interest will be paid on the Advance.

4.   Selection; Warranty and Disclaimer of Warranties.

     4.1 Selection. Lessee acknowledges that it has selected the Equipment and disclaims any reliance upon statements made by the Lessor.

     4.2 Warranty and Disclaimer or Warranties. Lessor warrants to Lessee that, so long as Lessee is not in default, Lessor will not disturb Lessee's quiet and peaceful possession, and unrestricted use of the Equipment. To the extent permitted by the manufacturer, Lessor assigns to Lessee during the term of the Schedule an manufacturer's warranties for the
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Equipment. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED AS TO ANY MATTER
WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A PARTICULAR PURPOSE. Lessor is not responsible for any liability, claim, loss, damage or expense of any kind (including strict liability in tort) caused by the Equipment except for any loss or damage caused by the negligent acts of Lessor. In no event is Lessor responsible for special, incidental or consequential damages.

5.   Title; Relocation or Sublease; and Assignment.

     5.1 Title. Lessee holds the Equipment subject and subordinate to the rights of the Owner, Lessor, any Assignee and any Secured Party. Lessee authorizes Lessor, as Lessee's agent, to prepare, execute and file in Lessee's name precautionary Uniform Commercial Code financing statements showing the interest of the Owner, Lessor, and any Assignee or Secured Party in the Equipment and to insert serial numbers in Schedules as appropriate. Lessee will, at its expense, keep the Equipment free and clear from any liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold Lessor, Owner, any Assignee and Secured Party harmless from and against any loss caused by Lessee's failure to do so.

     5.2 Relocation or Sublease. Upon prior written consent, Lessee may relocate Equipment to any location within the continental United States provided
(i) the Equipment will not be used by an entity exempt from federal income tax,
(ii) all additional costs (including any administrative fees, additional taxes and insurance coverage) are reconciled and promptly paid by Lessee.

     Lessee may sublease the Equipment upon the reasonable consent of the Lessor and the Secured Party. Such consent to sublease will be granted if: (i) Lessee meets the relocation requirement s set out above, (ii) the sublease is expressly subject and subordinate to the terms of the Schedule, (iii) Lessee assignees its rights in the sublease to Lessor and the Secured Party as additional collateral and security, (iv) Lessee's obligation to maintain and insure the Equipment is not altered, (v) all financing statements required to continue the Secured Party's prior perfected security interest rate filed, and (vi) the sublease is not to a leasing entity affiliated with the manufacturer of the Equipment described on the Schedule. Lessor acknowledges Lessee's right to sublease for a term which extends beyond the expiration of the Initial Term. If Lessee subleases the Equipment for a term extending beyond the expiration of such Initial Term of the applicable Schedule, Lessee will remain obligated upon the expiration of the Initial Term to return such Equipment, or, at Lessor's sole discretion to (i) return Like Equipment or (ii) negotiate a mutually acceptable lease extension or purchase. If the parties cannot mutually agree upon the terms of an extension or purchase, the term of the Schedule will extend upon the original terms and conditions until terminated pursuant to Section 2.
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     No relocation or sublease will relieve Lessee from any of its obligations under this Master Lease and the relevant Schedule.

     5.3 Assignment by Lessor. The term and conditions of each Schedule have been fixed by Lessor in order to permit Lessor to sell and/or assign or transfer its interest or grant a security interest in each Schedule and/or the Equipment to a Secured Party or Assignee. In that event, the term Lessor will mean the Assignee and any Secured Party. However, any assignment, sale, or other transfer by Lessor will not relieve Lessor of its obligations to Lessee and will not materially change Lessee's duties or materially increase the burdens or risks imposed of Lessee. The Lessee consents to and will acknowledge such assignments in a written notice given to Lessee. Lessee also agrees that:

         (a) The Secured Party will be entitled to exercise all of Lessor's rights, but will not be obligated to perform any of the obligations of Lessor. The Secured Party will not disturb Lessee's quiet and peaceful possession and unrestricted use of the Equipment so long as Lessee is not in default and the Secured Party continues to receive all Rent payable under the Schedule; and

         (b) Lessee will pay all Rent and all other amounts payable to the Secured Party, despite any defense or claim which it has against Lessor. Lessee reserves its right to have recourse directly against Lessor for any defense or claim;

         (c) Subject to and without impairment of Lessee's leasehold rights in the Equipment, Lessee hold the Equipment for the Secured Party to the extent of the Secured Party's rights in that Equipment.

6.   New Lease; Taxes and Fees.

     6.1 Net Lease. Each Schedule constitutes a net lease. Lessee's obligations to pay Rent and all other amounts is absolute and unconditional and is not subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever.

     6.2 Taxes and Fees. Lessee will pay when due or reimburse Lessor for all taxes, fees or any other charges (together with any related interest or penalties not arising from the negligence of Lessor) accrued for or arising during the term of each Schedule against Lessor, Lessee of the Equipment by any governmental authority (except only Federal, state and local taxes on the capital or the net income of Lessor). Lessor will file all personal property tax returns for the Equipment and pay all property taxes due. Lessee will reimburse Lessor for property taxes within thirty (30) days of receipt of an invoice.
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7.   Care, Use and Maintenance; Attachments and Reconfigurations; and Inspection
by Lessor.

     7.1 Care, Use and Maintenance. Lessee will maintain the Equipment in good operating order and appearance, protect the Equipment from deterioration, other than normal war and tear, and will not use the Equipment for any purpose other than that for which it was designed. IF commercially available, Lessee will maintain in force a standard maintenance contract with the manufacturer of the Equipment, or another party acceptable to Lessor, and will provide Lessor with a complete copy of that contract. If Lessee has the Equipment maintained by a party other than the manufacturer, Lessee agrees to pay any costs necessary for the manufacturer to bring the Equipment to then current release, revision and engineering change levels, and to re-certify the Equipment as eligible for manufacturer's maintenance at the expiration of the lease term. The lease term will continue upon the same term and conditions until recertification has been obtained.

     7.2 Attachments and Reconfigurations. Upon receiving the prior written consent of Lessor, Lessee may reconfigure and install Attachments on the Equipment. In the event of such a Reconfiguration or Attachment, Lessee will, upon return of the Equipment, at its expense, restore the Equipment to the original configuration specified on the Schedule in accordance with the manufacturer"s specifications and in the same operating order, repair and appearance as when installed (normal wear and tear excluded). IF any parts of the Equipment are removed during a Reconfiguration or Attachment, Lessor may require Lessee to provide additional security, satisfactory to the Lessor, in order to ensure performance of Lessee's obligations set forth in this subsection. Neither Attachments nor parts installed on Equipment in the course of Reconfiguration will be accessions to the Equipment.

     7.3 Inspection by Lessor. Upon request, Lessee, during reasonable business hours and subject to Lessee's security requirements, will make the Equipment and its related log and maintenance records available to Lessor for inspection.

8. Representations and Warranties of Lessee. Lessee hereby represents, warrants and covenants that with respect to the Master Lease and each Schedule executed hereunder:

         (a) The Lessee is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business in each jurisdiction (including the jurisdiction where the Equipment is, or is to be, located) where its ownership or lease of property or the conduct of its business requires such qualification; and has full corporate power and authority to hold property under the Master Lease and each Schedule and to enter into and perform its obligations under such Lease.
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         (b)   The execution and delivery by the Lessee of the Master Lease and each Schedule and its performance thereunder have been duly authorized by all necessary corporate action of the part of the Lessee, and the Master Lease and each Schedule are not inconsistent with the Lessee's Certificate of Incorporation or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Master Lease and each Schedule constitute legal, valid and binding agreements of the Lessee, enforceable in accordance with their terms.

         (c) There are not actions, suits, proceedings or patent claims pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Lessee to perform its obligations under the Master Lease and each Schedule.

         (d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law.

         (e) The Lessee has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except the liabilities and obligations of the Lessee as set froth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been, in any case or in the aggregate, materially adverse to Lessee's ongoing business.

         (f) To the best of the Lessee's knowledge, the Lessee owns, possesses, has access to, or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operations of its business as now conducted, with no known infringement of, or conflict with, the rights of others.

         (g) All material contracts, agreements and instruments to which the Lessee is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Lessee in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies.

9.   Delivery and Return of Equipment.
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     Lessee hereby assumes the full expense of transportation and in-transit insurance to Lessee's premises and installation thereat of the Equipment. Upon termination (by expiration or otherwise) of each Schedule, Lessee shall pursuant to Lessor's instructions and at Lessee's full expense (including, without limitation, expenses of transportation and in-transit insurance), return the Equipment to Lessor in the same operating order, repair, condition and appearance as when received, less normal depreciation and wear and tear. Lessee shall return the Equipment to Lessor at its address set forth herein or at such other address within the continental United States as directed by Lessor, provided, however, that Lessee's expense shall be limited to the cost of returning the equipment to Lessor's address as set forth herein. During the period subsequent to receipt of a notice under Section 2, Lessor may demonstrate the Equipment"s operation in place and Lessee will supply any of its personnel as may reasonable be required to assist in the demonstrations.

10.  Labeling.

     Upon request, Lessee will mark the Equipment indicating Lessor's interest. Lessee will keep all Equipment free from any other marking or labeling which might be interpreted as a claim of ownership.

11.  Indemnity.

     Lessee will indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable Attorneys' fees, arising out of the ownership (for strict liability in tort only), selection, possession, leasing, operation, control, use, maintenance, delivery, return or other disposition of the Equipment. However, Lessee is not responsible to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligent acts of such indemnified party. Lessee agrees to carry bodily injury and property damage liability insurance during the term of the Master Lease in amounts and against risks customarily insures against by the Lessee on equipment owned by it. Any amounts received by Lessor under that insurance will be credited against Lessee's obligations under this Section.

12.  Risk of Loss.

     Effective upon delivery and until the Equipment is returned, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment. Lessee will carry casualty insurance for each item of Equipment in an amount not less than the Casualty Value. All policies for such insurance will name the Lessor and any Secured Party as additional insured and as loss payee, and will provide for at least thirty (30) days prior written notice to the Lessor of cancellation or expiration, and will insure Lessor's interests regardless of any breach or violation by Lessee of any representation, warranty or condition contained in such policies and will be primary without right of contribution from any insurance affected by Lessor. Upon the execution of any Schedule, the Lessee will furnish appropriate evidence of such insurance acceptable to Lessor.

     Lessee will promptly repair any damaged item of Equipment unless such Equipment has suffered a Casualty Loss. Within fifteen (15) days of Casualty Loss, Lessee will provide written notice of that loss to Lessor and Lessee will, at Lessor's option, either (a) replace the item of Equipment with Like Equipment and marketable title to the Like Equipment will automatically vest in Lessor or
(b) pay the Casualty Value and after that payment and the payment of all other amounts due and owing, Lessee's obligation to pay further Rent for the item of Equipment will cease.

13.  Default, Remedies and Mitigation.

     13.1 Default. The occurrence of any one or more of the following Events of Default constitutes a default under a Schedule:

         (a) Lessee's failure to pay Rent or other amounts payable by Lessee when due if that failure continues for five (5) days after written notice; or

         (b) Lessee's failure to perform any other term or condition of the Schedule or the material inaccuracy of any representation or warranty made by the Lessee in the Schedule or in any document or certificate furnished to the Lessor hereunder if that failure or inaccuracy continues for ten (10) days after written notice; or

         (c) An assignment by Lessee for the benefit of its creditors, the failure by Lessee to pay its debts when due, the insolvency of Lessee, the filing by Lessee or the filing against Lessee of any petition under any bankruptcy or insolvency law of for the appointment of a trustee or other officer with similar powers, the adjudication of Lessee as insolvent, the liquidation of Lessee, or the taking of any action for the purpose of the foregoing; or

         (d) The occurrence of an Event of Default under any Schedule or other agreement between Lessee and Lessor or its Assignee of Secured Party.

     13.2 Remedies. Upon the occurrence of any of the above Events of Default, Lessor, at its option, may:

         (a) enforce Lessee's performance of the provisions of the applicable Schedule by appropriate court action in law or in equity;

         (b) recover from Lessee any damages and or expenses, including Default Costs;
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         (c)   with notice and demand, recover all sums due and accelerate and recover the present value of the remaining payment stream of all Rent due under the defaulted Schedule (discounted at the same rate of interest at which such defaulted Schedule was discounted with a Secured Party plus any prepayment fees charged to Lessor by the Secured Party or, if there is no Secured Party, then discounted at 6%) together will all Rent and other amounts currently due as liquidated damages and not as a penalty;

         (d) with notice and process of law and in compliance with Lessee's security requirements, Lessor may enter on Lessee's premises to remove and repossess the Equipment without being liable to Lessee for damages due to the repossession, except those resulting from Lessor's, its assignees', agents' or representatives' negligence; and

         (e)   pursue any other remedy permitted by law or equity.

          The above remedies, in Lessor's discretion and to the extent permitted by law, are cumulative and may be exercised successively or concurrently.

     13.3 Mitigation. Upon return of the Equipment pursuant to the terms of
Section 13.2, Lessor will use its best efforts in accordance with its normal business procedures (and without obligation to give any priority to such Equipment) to mitigate Lessor's damages as described below. EXCEPT AS SET FORTH IN THIS SECTION, LESSEE HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO MITIGATE ITS DAMAGES OR MODIFY ANY OF LESSOR"S RIGHTS OR REMEDIES STATED HEREIN. Lessor may sell, lease or otherwise dispose of all or any part of the Equipment at a public or private sale for cash or credit with the privilege of purchasing the Equipment. The proceeds from any sale, lease or other disposition of the Equipment are defined as either:

         (a) if sold or otherwise disposed of, the cash proceeds less the Fair Market Value of the Equipment at the expiration of the Initial Term less the Default Costs; or

         (b) if leased, the present value (discounted at three points over the prime rate as referenced in the Wall Street Journal at the time of the mitigation) of the rentals for a term not to exceed the Initial Term, less the Default Costs.

     Any proceeds will be applied against liquidate damages and any other sums due to Lessor from Lessee. However, Lessee is liable to Lessor for, and Lessor may recover, the amount by which the proceeds are less than the liquidated damages and other sum due to Lessor from Lessee.

14.  Additional Provisions.

     14.1 Board Attendance. Lessor or its duly appointed representative will have the right to attend Lessee's corporate Board of Directors meetings and Lessee will give Lessor reasonable notice in advance of any special Board of Directors meeting, which notice will provide an agenda of the subject matter to be discussed at such board meeting. Lessee will provided Lessor with a certified copy of the minutes of each Board of Directors meeting within thirty (30) days following the date of such meeting held during the term of this Lease.

     14.2 Financial Statements. Lessee will provide to Lessor the financial statements specified in this Section, prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"); provided, however, after the effective date of the initial registration statement covering a public offering of Lessee's securities, the term "Financial Statements" will be deemed to refer to only those statements required by the Securities and Exchange Commission, to be provided no less frequently than quarterly. Lessee will provide to Lessor (i) as soon as practicable (within thirty (30) days) after the end of each month, the same information which Lessee provides to its Board of Directors, but which will include not less than a monthly income statement, balance sheet and statement of cash flows, certified by Lessee's Chief Executive or Financial Officer to be true and correct; and (ii) as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, audited balance sheets as of the end of such year (consolidated if applicable), and related statements of income or loss, retained earnings or deficit and changes in the financial position and capital structure of Lessee for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an audit report and opinion of the independent certified public accountants selected by Lessee. Lessee will promptly furnish to Lessor any additional information (including but not limited to tax returns, income statements, balance sheets, and names of principal creditors) as Lessor reasonably believes necessary to evaluate Lessee's continuing ability to meet financial obligations.

     14.3 Obligations to Lease Additional Equipment. Upon notice to Lessee, Lessor will not be obligated to lease any Equipment which would have a Commencement Date after said notice if: (i) Lessee is in default under this Master Lease or any Schedule; (ii) Lessee is in default under any loan agreement, the result of which would allow the lender or any secured party to demand immediate payment of the indebtedness; (iii) there is a material adverse change in Lessee's credit standing; or (iv) Lessor determines (in reasonable good faith) that Lessee will be unable to perform its obligations under this Master Lease.

     14.4 Merger and Sale Provisions. Lessee will notify Lessor of any proposed Merger at least sixty (60) days prior to the closing date. Lessor may, in its discretion, either (i) consent to the assignment of the Master Lease and all relevant Schedules to the successor entity, or (ii) terminate the Master Lease and all relevant Schedules. If Lessor elects to consent to the assignment, Lessee and its successor will sign the assignment documentation provided by Lessor. If Lessor elects to terminate the Master Lease and all relevant Schedules, then Lessee will pay Lessor all amounts then due and owning and a termination fee equal to the present value (discounted at 6%) of the remaining Rent for the balance of the Initial Term(s) of all Schedules, and will return the Equipment in accordance with Section 9.

     14.5 Entire Agreement. This Master Lease and associated Schedules supersede all other oral or written agreements or understandings between the parties concerning the Equipment including, for example, purchase orders. ANY AMENDMENT OF THIS MASTER LEASE OR A SCHEDULE, MAY ONLY BE ACCOMPLISHED BY A WRITING SIGNED BY THE PARTY AGAINST WHOM THE AMENDMENT IS SOUGHT TO BE ENFORCED.

     14.6 No Waiver. No action taken by Lessor or Lessee will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Master Lease or a Schedule. The waiver by Lessor or Lessee of a breach of any provision of this Master Lease or a Schedule will not operate or be construed as a waiver of any subsequent breach.

     14.7 Binding Nature. Each Schedule is binding upon, and inure to the benefit of Lessor and its assigns. LESSEE MAY NOT ASSIGN ITS RIGHT OR OBLIGATIONS.

     14.8 Survival of Obligation. All agreements, obligations including, but not limited to those arising under Section 6.2, representations and warranties contained in this Master Lease, any Schedule or in any document delivered in connection with those agreements are for the benefit of Lessor and any Assignee or Secured Party and survive the execution, delivery, expiration or termination of this Master Lease.

     14.9 Notices. Any notice, request or other communication to either party by the other will be given in writing and deemed received upon the earlier of actual receipt of three days after mailing if mailed postage prepaid by regular or airmail or Lessor (to the attention of "Lease Administration") or Lessee, at the address set out in the Schedule or, one day after it is sent by courier or on the same day as sent via facsimile transmission, provided that the original is sent by personal delivery or mail by the receiving party.

     14.10 Applicable Law. THIS MASTER LEASE HAS BEEN, AND EACH SCHEDULE
WILL HAVE BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF ILLINOIS AND WILL BE GOVERNED AND CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS. NO RIGHTS OR REMEDIES REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE WILL BE CONFERRED ON LESSEE UNLESS EXPRESSLY GRANTED IN THIS MASTER LEASE OR A SCHEDULE.

     14.11 Severability. If any one or more of the provisions of this Master Lease or any Schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of his Master Lease and any such Schedule will be unimpaired, and the invalid, illegal or unenforceable provision replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the parties.

     14.12 Counterparts. This Master Lease and any Schedule may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. If Lessor grants a security interest in all or any part of a Schedule, the Equipment or sum payable thereunder, only that counterpart Schedule marked "Secure Party's Original" can transfer Lessor's rights and all other counterparts will be marked "Duplicate".

     14.13 Nonspecified Features and Licensed Products. If the Equipment is supplied from Lessor's inventory and contains any features not specified in the Schedule, Lessee grants Lessor the right to remove any such features. Any removal will be performed by the manufacturer or another party acceptable to Lessee, upon the request or Lessor, at a time convenient to Lessee, provided that Lessee will not unreasonably delay the removal of such features.

     Lessee will obtain no title to Licensed Products which will at all times remain the property of the owner of the Licensed Products. A license from the owner may be required and it is Lessee"s responsibility to obtain any required license before the use of the Licensed Products. Lessee agrees to treat the Licensed Products as confidential information of the owner, to observe all copyright restrictions, and not to reproduce or sell the Licensed Products.

     14.14 Additional Documents. Lessee will, upon execution of this Master Lease and as may be requested thereafter, provide Lessor with a secretary's certificate of incumbency and authority and any other documents reasonably requested by Lessor. Upon the execution of each Schedule with a purchase price in excess of $1,000,000, Lessee will provide Lessor with an opinion from Lessee"s counsel in a form acceptable to Lessor regarding the representations and warranties in Section 8.

     14.15 Electronic Communications. Each of the parties may communicate with the other by electronic means under mutually agreeable terms.

     14.16 Lessor's Right to Match. Lessee's rights under Section 5.2 and 7.2 are subject to Lessor's right to match any sublease or upgrade proposed by a third party. Lessee will provide Lessor with the terms of the third party offer and Lessor will have three (3) business days to match the offer. Lessee will obtain such upgrade from or sublease the Equipment to Lessor if Lessor has timely matched the third party offer.

     14.17 Landlord/Mortgagor Waiver. Lessee agrees to provide Lessor with a Landlord/Mortgagor Waiver with respect to the Equipment. Such waiver shall be in a form satisfactory to Lessor.

     14.18 Equipment Procurement Charges/Progress Payments. Lessee hereby agrees that Lessor shall not, by virtue of its entering into this Lease, be required to remit any payments to any manufacturer or other third party until Lessee accepts the Equipment subject to this Lease.

     14.19 Definitions.

Advance - means the amount due to Lessor by Lessee upon Lessee's execution of
-------
each Schedule.

Assignee - means an entity to whom Lessor has sold or assigned its rights as
--------
owner and Lessor of Equipment.

Attachment - means any accessory, equipment or device and the installation
----------
thereof that does not impair the original function or use of the Equipment and is capable of being removed without causing material damage to the Equipment and is not an accession to the Equipment.

Casualty Loss - means the irreparable loss or destruction of Equipment.
-------------

Casualty Value - means the greater of the aggregate Rent remaining to be paid
--------------
for the balance of the lease term or the Fair Market Value of the Equipment immediately prior to the Casualty Loss. However, if a Casualty Value Table is attached to the relevant Schedule its terms will control.

Commencement Certificate - means the Lessor provided certificate which must be
------------------------
signed by Lessee within ten (10) days of the Commencement Date as requested by Lessor.

Commencement Date - is defined in each Schedule.
-----------------

Default Costs - means reasonable attorney's fees and remarketing costs resulting
-------------
from a Lessee default or Lessor's enforcement of its remedies.

Equipment - means the property described on a Schedule and any replacement for
---------
that property required or permitted by this Master Lease or a Schedule but not including any Attachment.

Event of Default - means the events described in Subsection 13.1.
----------------

Fair Market Value - means the aggregate amount which would be obtainable in an
-----------------
arm's-length transaction between an informed and willing buyer/user and an informed and willing seller under no compulsion to sell.

Initial Term - means the period of time beginning on the first day of the first
------------
full Rent Interval following the Commencement Date for all items of Equipment and continuing for the number of Rent Intervals indicated on a Schedule.

Installation Date - means the day on which Equipment is installed and qualified
-----------------
for a commercially available manufacturer's standard maintenance contract or warranty coverage, if available.

Interim Rent - means the pro-rata portion of Rent due for the period from the
------------
Commencement Date through but not including the first day of the first full Rent Interval included in the Initial Term.

Licensed Products - means the software or the license products attached to the
-----------------
Equipment.

Like Equipment - means replacement Equipment which it lien free and of the same
--------------
model, type, configuration and manufacture as Equipment.

Like Part - means a substituted part which is lien free and of the same
---------
manufacturer and part number as the removed part, and which when installed on the Equipment will be eligible for maintenance coverage with the manufacturer of the Equipment.

Merger - means any consolidation or merger of the Lessee with or into any other
------
corporation or entity, any sale or conveyance of all or substantially all of the assets of the Lessee to any other person or entity or any stock acquisition of the Lessee by any other person or entity.

Notice Period - means the time period described in a Schedule during which
-------------
Lessee may give Lessor notice of the termination of the term of that Schedule.

Overdue Rate - means the Lesser of five percent (5%) of the payment due of the
------------
maximum rate permitted by the law of the state where the Equipment is located.

Owner - means the owner of Equipment.
-----

Reconfiguration - means any change to Equipment that would upgrade or downgrade
---------------
the performance capabilities of the Equipment in any way.

Rent - means the rent, including Interim Rent, Lessee will pay for each item of
----
Equipment expressed in a Schedule wither as a specific amount or an amount equal to the amount which Lessor pays for an item of Equipment multiplied by a lease rate factor plus all other amounts due to Lessor under this Master Lease or a Schedule.

Rent Interval - means a full calendar month or quarter as indicated on a
-------------
Schedule.

Schedule - means an Equipment Schedule which incorporates all of the terms and
--------
conditions of this Master Lease and, for purposes of Section 14.12, its associated Commencement Certificate(s).

Secured Party - means an entity to whom Lessor has granted a security interest
-------------
in a Schedule and related Equipment for the purpose of securing a loan.

     IN WITNESS WHEREOF, the parties hereto have executed this Master Lease on or as of the day and year first above written.

3-DIMENSIONAL PHARMACEUTICALS, INC.          COMDISCO, INC.
as Lessee                                    as Lessor
By: /s/ F. Raymond Salemme                   By:/s/ Jill C. Hanses
    ----------------------------------         -----------------------------
Title:  President & CEO                      Title: AVP / Venture Lease
       -------------------------------              ------------------------

                                   EXHIBIT A

                          (MULTIPLE QUARTER DELIVERY)

SCHEDULE NO.  VL-1                                 DATED AS OF  March 7, 1994
              ----                                            -----------------

     MASTER LEASE AGREEMENT DATED AS OF  March 7, 1994  ("MASTER LEASE")
                                       -----------------

LESSEE: 3-DIMENSIONAL PHARMACEUTICALS, INC.       LESSOR: COMDISCO, INC.

Admin. Contact/Phone No.:                         Address for all Notices:
------------------------                          -----------------------
Scott Horvitz
(215) 222-8950                                    6111 North River Road
                                                  Rosemont, Illinois 60018
                                                  Attn: Capital Equipment Lease
                                                        Administration
Address for Notices:
-------------------
3700 Market Street
Philadelphia, PA  19104
Attn: Scott Horvitz

Central Billing Location:                         PAYING AGENT:
------------------------                          ------------
Same as above
                                                  Comdisco, Inc.
                                                  P.O. Box 91744
Attn:                                             Chicago, Illinois  60693

Lessee Reference No.: ---------------------
                       (24 digits maximum)

Location of Equipment:   After Notice to Lessor:       Initial Term:  48 months
---------------------    ----------------------        ------------   ---------
Same as above            Eagleview Corporate Center
                         Route 100
                         Exton, PA                     Lease Rate Factor: 2.424%
                                                       -----------------  ------

EQUIPMENT (as defined below):                          Advance: $36,375.00
                                                       -------  ----------

Item                          Machine Type/                     Serial
No.     Qty.    Manufacturer     Feature       Description      Number     Rent
---     ----    ------------     -------       -----------      ------     ----



     Equipment specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period April 18, 1994 through October 18, 1995, for which Lessor receives vendor invoices approved for payment, up to an aggregate purchase price of

     $1,500,000.00; not including upgrades thereto and further excluding custom use equipment, leasehold improvements, installation costs and delivery costs, rolling stock, special tooling, custom equipment, hand held items, molds and fungible items. In no event shall any furniture exceed ten percent (10%) of Lessor's aggregate cost hereunder. In no event shall the total software exceed $100,000.00.

1. Notice Period: Not less than one hundred and twenty (120) days nor more than twelve (12) months prior to the expiration of the lease term.

2.   Equipment Purchase

     Lessee acknowledges that it has either received or approved Lessor's purchase documentation for the Equipment. The aggregate purchase price referred to on the face of this Schedule shall include all Equipment purchase by Lessor, consisting of amounts financed under Section (i), (ii) and (iii) below.

     (i) NEW EQUIPMENT. Lessor will purchase new Equipment which is specifically approved by Lessor.

     (ii) SALE-LEASEBACK EQUIPMENT. Any in "place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for inclusion under this Lease (the "Sale-Leaseback Transaction"). Any request for a Sale-Leaseback Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no later than May 18, 1994*. Lessor will not perform a Sale-Leaseback Transaction for any request or accompanying Equipment ownership documents which arrive after the date marked above by an asterisk (*). Further, any sale-leaseback Equipment will be placed on lease subject to: (1) Lessor prior approval of the Equipment; and (2) if approved, at Lessor's actual net appraised Equipment value pursuant to the schedule below:

          ORIGINAL EQUIPMENT MANUFACTURER'S   PERCENT OF ORIGINAL MANUFACTURER'S
                      SHIP DATE                NET EQUIPMENT COST PAID BY LESSOR
          ---------------------------------   ----------------------------------

          Between 2/19/94 and 5/18/94                         100%
          Between 12/19/93 and 2/18/94                         80%
          Between 9/19/93 and 12/18/93                         70%
          Between 6/19/93 and 9/18/93                          65%
          Between 3/19/93 and 6/18/93                          60%

     (iii) USED EQUIPMENT. Lessor will purchase "used" Equipment which is obtained from a third party by Lessee for its use subject to: (1) Lessor's prior approval of the Equipment; and (2) at the request of Lessor, at Lessor's appraised value for such used Equipment.

3.   Commencement Date

     The Commencement Date for each item of Equipment will be its installation Date. Lessee agrees to confirm the Commencement Date by providing Lessor with invoices containing the Equipment location, description, serial number and cost, the Installation Date and Lessee's signature. Lessor will summarize all invoices and/or IAFs received in the same calendar quarter into a Commencement Certificate in the form attached to this Schedule as Exhibit 1 and the Initial Term will begin the first day of the calendar quarter thereafter. Each Commencement Certificate will incorporate the terms and conditions of the Master Lease and this Schedule and will constitute a separate Schedule. Notwithstanding the foregoing, if the Equipment pertains to Sale-Leaseback Equipment, the Commencement Date will be the date Lessor tenders the purchase price for the Equipment.

4.   Option to Extend

     So long as no Event of Default shall have occurred and be continuing, Lessee will have the right to extend the Initial Term of this Schedule for a period of one (1) year by giving Lessor at least one hundred and twenty (120) days written notice prior to the expiration of the Initial Term. In such event, the rent to be paid during said extended period shall be mutually agreed upon and if the parties cannot mutually agree, then the Lease shall continue in full force and effect pursuant to the existing terms and conditions until terminated in accordance with its terms. This Schedule will continue in effect following said extended period until terminated by either party upon not less than one hundred and twenty (120) days prior written notice, which notice shall be effective as of the Rent Interval next following receipt. Alternatively, at the expiration of the Initial Term Lessee will have the right to extend the Initial Term of this Schedule for a one year period at the same lease rate factor as set forth on the face of this Schedule, by giving Lessor at least 120 days written notice prior to the expiration of the Initial Term, and at the end of the one year period, provided all lease payments have been made, title to the Equipment shall automatically pass to Lessee.

5.   Purchase Option

So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than one hundred and twenty (120) days prior to the expiration of the Initial Term of this Schedule, Lessee will have the option at the expiration of the Initial Term of this Schedule to purchase all, but not less than all, of the Equipment listed herein for a purchase price and upon terms and conditions to be mutually agreed upon by the parties following Lessee's written notice, plus any taxes applicable at the time of purchase. Said purchase price shall be paid to Lessor at least thirty
(30) days before the expiration date of the Initial Term. Title to the Equipment shall automatically pass to Lessee upon payment in full of the purchase price but, in no event, earlier than the expiration of the fixed Initial Term. If the parties are unable to agree on the purchase price or the terms and conditions with respect to said purchase, then the Lease with respect to this Equipment shall remain in full force and effect. It is agreed and understood that Lessor is retaining a purchase money security interest in the Equipment listed herein and this Schedule shall constitute a Security Agreement under the Uniform Commercial Code of the state in which the Equipment is located. Lessor and Lessee agree that for purposes of this paragraph, any licensed software will not be considered part of the Equipment.

6.   Special Terms

The terms and conditions of the Master Lease Agreement as they pertain to this Schedule are hereby modified and amended as follows:

     (a)  Section 3, "Rent and Payment"
                      ----------------

          Delete the third sentence of this Section and replace with the following:

          "Upon Lessee's execution of this Schedule, Lessee will pay Lessor one-half of the Advance specified on the face of this Schedule ($18,187.50), minus the commitment fee of $12,000 previously paid by Lessee for a net payment of $6,187.50. The remainder of the Advance is payable after the first $750,000 of the lease line has been used, upon the date Lessee submits to Lessor for payment any invoice(s) requesting any drawdown beyond the initial $750,000 of this lease line."

     (b)  Section 5.2, "Relocation or Sublease"
                        ----------------------

     To the end of this Section, add the following:

     ", provided that Lessee may relocate Equipment to the premises of academic researchers working on joint projects with the Lessee, at Lessee's sole expense, without the prior written consent of the Lessor if the Lessee provides the Lessor with prior written notice."

     Make a new second paragraph as follows:

     "Lessor hereby consents to the relocation of the Equipment by Lessee to Eagleview Corporate Center, Route 100, Exton, Pennsylvania pursuant to the terms of the Lease for Combination Office/Laboratory Space dated hereof between Lessee and The Hankin

     Group, provided that Lessee gives five (5) days prior written notice to Lessor of such relocation."

(c)  Section 6.2, "Taxes and Fees"
                   --------------

     In line 4 after the word "capital", add the words "net worth"; before the word "income", delete the word "net".

(d)  Section 7.1, "Care, Use and Maintenance"
                   -------------------------

     Delete this Section in its entirety and replace with the following:

     "Lessee shall, at its sole expense, at all times during the term of each Equipment Schedule, maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment for deterioration, other than normal wear and tear. Lessee shall not use the Equipment for any purpose other than that for which it was designed. Lessee shall, at its sole expense and at its sole discretion, either (i) enter into and maintain in force, for the term of each Equipment Schedule, an appropriate maintenance contract with the manufacturer of the Equipment, or such other of each Equipment Schedule, an appropriate maintenance contract with the manufacturer of the Equipment, or such other party as shall be acceptable to Lessor, and shall provide Lessor with a copy of such contract and all supplements thereto which are applicable to the Equipment; or (ii) self maintain the Equipment at acceptable standards. If Lessee returns the Equipment to Lessor at the end of the Initial Term of this Lease, or any extension thereof, and upon audit of the Equipment Lessor determines that the Equipment has not been maintained properly or will not be eligible for a manufacturer's maintenance contract, then Lessee hereby agrees to assume any costs or expenses necessary to ensure that the Equipment is in good working order, which may include but need not include, recertification by the manufacturer. For the purpose of this Section, any reference to "Equipment" shall include any software included in any such Equipment Schedule, and any reference to "manufacturer" shall mean the licensor thereof."

(e)  Section 7.2, "Attachments and Reconfigurations"
                   --------------------------------

     In Line 1 before the word "prior", insert the word "after"; after the word "written", delete the word "consent" and replace with the words "notice to".

     In line 3 before the word "restore" insert the words "have the option to".

     In line 5 after the word "excluded", add the words "or else such Reconfigurations or Attachments shall become the property of the Lessor."

(f)  Section 8, "Representations and Warranties of Lessee"
                 ----------------------------------------

     To the end of subsection (e), add the words ", and except in connection with the transactions contemplated with the Lessor and The Hankin Group."

(g)  Section 9, "Delivery and Return of Equipment"
                 --------------------------------

     In line 9, delete the words "and Lessee will supply any of its personnel"; to the end of the last sentence, add the phrase", subject to Lessee"s normal security procedures and during reasonable hours upon reasonable advance notice."

(h)  Section 13.1, "Default"
                    -------

     In line 3 of subsection (b), delete the word "ten (10)" and replace with the word "fifteen (15)".

(i)  Section 14.1, "Board Attendance"
                    ----------------

     Delete this section in its entirety and replace with the following:

     "Section 14.1, Board Information.

     Lessee agrees to provide to Lessor on a monthly basis: Profit and Loss Statement, Balance Sheet, Cash Flow Statement and Proforma Operating Plan (as developed)."

(j)  Section 14.2, "Financial Statements"
                    --------------------

     In line 5 after the word "required", delete the word "by" and replace with the words "to be filed with":

     In lines 7 and 8, delete the words "the same information which Lessee provides to its Board of Directors, but which will include not less than".

     In line 10, delete the word "ninety (90)" and replace with the words "one hundred twenty (120)".

     In line 12, delete the words "the financial position" and replace with the words "cash flows".

     In line 15, delete the words "additional information (including but not limited to".

     In line 16 before the word "Lessor", insert the words "requesting by Lessor that".

(k)  Section 14.3, "Obligation to Lease Additional Equipment"
                    ----------------------------------------

     To the end of this Section, add the following:

     "Notwithstanding the foregoing, Lessor shall not withhold its consent if the acquiring entity has a Moody's bond rating of BA3 or better, or the equivalent if no bond rating is available."

(l)  Section 14.4, "Merger and Sale Revisions"
                    -------------------------

     In Line 1, delete the word "sixty (60)" and replace with the word "thirty
     (30)".

(m)  Section 14.14, "Additional Documents"
                     --------------------

     To the end of this Section, add the words "in a form mutually acceptable to the parties."

Master Lease: This Schedule is issued pursuant to the Master Lease identified on page 1 on this Schedule. All of the terms and conditions of the Master Lease are incorporated in and made a party of this Schedule as if they were expressly set forth in this Schedule. The parties hereby reaffirm all of the terms and conditions of the Master Lease (including, without limitation, the representations and warranties set forth in Section 8) except as modified herein by this Schedule. This Schedule may not be amended or rescinded except by a writing signed by both parties.

3-DIMENSIONAL PHARMACEUTICALS,            COMDISCO, INC.
INC. as Lessee
                                          As Lessor

By: /s/ F. Raymond Salemme                By: Jill C. Hanses
   -------------------------------            --------------------------------
Title: President & CEO                    Title: AVP / Venture Lease
       ---------------------------               -----------------------------
Date: 4/27/94                             Date: 5/4/94
      ----------------------------              ------------------------------

                                   EXHIBIT 1

                           COMMENCEMENT CERTIFICATE
                           ------------------------

This Certificate dated is executed pursuant to Schedule No. VL-1 to the Master Lease Agreement dated March 7, 1994 between Comdisco, Inc. ("Lessor") and 3-Dimensional Pharmaceuticals, Inc. ("Lessee"). All of the terms, conditions, representations and __________ of the Master Lease and Schedule No. VL-1 are incorporated herein and made a part hereof and this Commencement Certificate constitutes a Schedule for the Equipment described below.

1.   Equipment:
     ---------


                                 Equipment
       Qty      Mfgr            Type/Model          Serial #     Location

     (See attached Invoices)


2.   Installation date:      (See attached Invoices)
     -----------------

3.   Initial Term Starts on:
     ----------------------

4.   Total Equipment Cost:
     --------------------

5.   Rent:
     ----

6.   Representations of Lessee:
     -------------------------

     Each item of Equipment has been delivered to the location indicated above, tested, inspected, found to be in good working order and accepted by the Lessee on its Installation Date.

                                LOAN AGREEMENT

     THIS AGREEMENT (the "Agreement"), dated as of April ___, 1994, is entered into by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation (the "Borrower"), and Comdisco, Inc, a Delaware corporation (the "Lender" or sometimes, "Comdisco"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

     WHEREAS, on the date hereof, the Borrower and the Lender are entering into a Master Lease Agreement (including the Schedules thereto) the ("Equipment Lease") whereby the Lender agrees to lease to the Borrower equipment (the "Equipment") with an aggregate purchase price of up to $1,500,000;

     WHEREAS, on the date hereof, the Borrower and the Lender are entering into a Warrant Agreement whereby the Borrower will grant to the Lender warrants to purchase 179,350 shares of the Borrower"s Series A Preferred Stock;

     WHEREAS, Borrower desires to borrow from the Lender hereunder the amount to $610,000 to finance improvements at a new facility, and Lender is willing to lend said amount to Borrower on the date hereof;

     NOW, THEREFORE, it is agreed:

1. THE LOAN

     1.1 Subject to the terms and conditions set forth herein, Lender shall lend to Borrower the aggregate original principal amount of $610,000 (the "Loan") on the date hereof (the "Funding Date") with interest at the rate reflected in the promissory note (the "Note") in the form attached hereto and made a part hereof as Exhibit A, dated April __, 1994 and payable by Borrower to the Lender in monthly installments as set forth in the Amortization Schedule attached to such note as Exhibit B.

     1.2 Borrower shall have the option to prepay the principal of each Note, in whole or in part, at any time after the date hereof by paying the "Prepayment Amount" which shall mean such principal amount being prepaid together with all accrued and unpaid interest with respect to such principal amount, as of the date of such prepayment and a repayment premium equal to the difference, if any, between A) the amount being prepaid and B) the present value, discounted at the Treasury Rate of each installment of principal and interest being prepaid discounted to the date of prepayment. If the amount in subsection 1.2A above is greater than the amount in subsection 1.2B above, no prepayment premium shall be due.

     The "Treasury Rate" shall mean the then prevailing yield on U.S. Treasury Constant Maturities for the most recent business day, as quoted in the Federal Reserve Statistical Release H.15 (519) on the date of prepayment for a Treasury Obligation with a maturity date closest to the maturity date of the Note.

2.   USE OF PROCEEDS

     2.1 The Borrower agrees to use the proceeds of the Loan to pay The Hankin Group (the "Landlord") for improvements (the "Tenant Improvements") to the premises located at Eagleview Corporate Center, Route 100, Exton, Uwchlan Township, Chester County, Pennsylvania (the "New Facility") to be rented by the Borrower from the Landlord, all of which is pursuant to the Lease for Combination Office/Laboratory Space dated April ___, 1994 between the Landlord and the Borrower (the "Lease").

     2.2 So long as any amount payable under this Agreement or the Note (the "Obligations") remains outstanding, then upon the occurrence of an Event of Default (as defined in Section 8 hereof) under this Agreement or the Note,
Section 9 hereof provides that the Lender will have the right, among other things, to have the Lease assigned by the Borrower to the Lender.

3.   REPRESENTATIONS AND WARRANTIES OF BORROWER

     The Borrower represents, warrants and agrees that;

     3.1 It has the full power and authority to assign to the Lender the interest it possesses in the Lease Agreement upon an Event of Default, and Borrower shall execute such assignment in connection therewith as the Lender may reasonably request. Except as set forth in the Lease, no lien, security interest, adverse claim or encumbrance has been created by Borrower or is known by Borrower to exist with respect to any Tenant Improvements;

     3.2 It is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions where the property owned of the business transacted by it make such qualifications necessary.

     3.3 The execution, delivery and performance of the Note, this Agreement, and all certificates and other documents required to be delivered or executed in connection herewith (collectively the "Documents") have been duly authorized by all necessary corporate action of Borrower, the individual or individuals executing the Documents were duly authorized to do so, and the Documents constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors;

     3.4 The Documents do not and will not violate any provisions of its article or certificate of incorporation, bylaws or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, or result in the creation or imposition of any lien, security interest or other encumbrance upon the Tenant Improvements.

     3.5 The execution, delivery and performance of the Documents do not require the consent or approval of any other person or entity including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof, except the consent of the holders of the Company"s outstanding Series A Preferred Stock, which consent has been obtained.

4.   INSURANCE AND RISK OF LOSS

     4.1 Risk of loss of, damage to or destruction of the Tenant Improvements shall be borne by the Borrower.

     4.2 Effective upon the Funding Date and while there are any obligations outstanding, Borrower shall cause to be carried and maintained comprehensive general liability insurance against risks customarily insured against in the Borrower"s business. Such risks shall include, without limitation, the risks of death, bodily injury and property damage associated with the Tenant Improvements. All policies evidencing such insurance shall provide for at least thirty (30) days prior written notice by the underwriter or insurance company to the Lender in the event of cancellation or expiration.

     4.3 Borrower shall and does hereby indemnify and hold Lender harmless from and against any and all claims, costs, expenses, damages and liabilities based on liability in tort including without limitation strict liability in tort) including reasonable attorneys" fees, arising out of the ownership, possession, operation, control, use, maintenance, or other disposition of the Tenant Improvements. Notwithstanding the foregoing, Borrower shall not be responsible under the terms of this Subsection to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligence or willful misconduct of such indemnified party.

5.   COVENANTS OF BORROWER

     Borrower covenants and agrees as follows at all times while any of the Obligations remain outstanding:.

     5.1 Borrower shall maintain the Tenant Improvements in good operating condition, repair, and appearance and protect same from deterioration, other than normal wear and tear. Borrower shall not use the Tenant Improvements or permit its use for any purpose other than for which it was designed.

     5.2 Borrower covenants and agrees to pay when due, all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Tenant Improvements or upon the ownership, possession, use operating or disposition thereof or upon the rents, receipts or earnings arising therefrom or upon or with respect to the amounts payable to the Lender pursuant to the Note and this Agreement (excluding any taxes based solely upon Lender"s net income relating thereto).

     5.3 Borrower shall furnish to Lender the financial statements listed hereinafter, prepared in accordance with generally accepted accounting principles consistently applied (the "Financial Statements"):

      (a) As soon as practicable (and in any event within thirty (30) days) after the end of each month, a monthly income statement, balance sheet and statement of cash flows, certified by Borrower"s Chief Executive or Financial Officer to be true and correct; and

      (b)   As soon as practicable (and in any event within one hundred twenty
            (120) days) after the end of each fiscal year, audited balance sheets as of the end of such year (consolidated if applicable), and related statement of income of loss, retained earnings or deficit and changes in cash flows of Borrower for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by any audit report and opinion of the independent certified public accountants selected by Borrower.

      (c) Promptly any additional information, including but not limited to, tax returns, income statements, balance sheets, and names of principal creditors as requested by Lender that Lender reasonably believes necessary to evaluate Borrower"s continuing ability to meet financial obligations.

     5.4 Notwithstanding the foregoing, after the effective date of the initial registration statement covering a public offering of Borrower"s securities, the term "Financial Statements" shall be deemed to refer to only those statements required to be filed with the Securities and Exchange Commission, to be provided no less frequently than quarterly.

6.   CONDITIONS PRECEDENT TO LOAN

     On or prior to the Funding Date, Borrower will provide to Lender the following, in form and substance satisfactory to Lender:

     6.1 An opinion of counsel substantially in the form of Exhibit C attached hereto and made a part hereof from counsel for Borrower;

     6.2 A certified resolution or other certificate of corporate authority for the execution and the delivery of, and the performance of all Obligations under the Documents and all related documentation;

     6.3 Incumbency certificate evidencing the authority and facsimile signatures of the individuals executing the Documents;

     6.4  Insurance certificates as required by Section 4 hereof.

     6.5 True and correct copies of the leases and mortgage(s), if any, on the real property occupied by Borrower.

7.   DEFAULT

     The occurrence of any one or more of the following events shall constitute an Event of Default hereunder and under the Note;

     7.1 The Borrower defaults in the payment of any principal or interest payable under the Note for more than five (5) days after the due date thereof;

     7.2 The Borrower defaults in the payment or performance of any other obligation of the Borrower hereunder or under the Note for more than fifteen
(15) days after the Lender has given notice of such default to the Borrower;

     7.3 Any representation or warranty made herein by the Borrower shall prove to have been false or misleading in any material respect;

     7.4 The making of an assignment by Borrower for the benefit of its creditors or the admission by borrower in writing of its inability to pay its debts as they become due, or in insolvency of Borrower, or the filing by Borrower of a voluntary petition in bankruptcy, or the adjudication of Borrower as a bankrupt, or the filing by Borrower of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or the filing of any answer by Borrower admitting, or the failure by Borrower to deny, the material allegations of a petition filed against it for any such relief, or the seeking of consenting by Borrower to, or acquiescence by Borrower in, the appointment of any true, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, or the failure of Borrower to pay its debts when due, or the commission by Borrower of any act of bankruptcy as defined in the Federal Bankruptcy Act, as amended;

     7.5 The failure by Borrower, with sixty (60) days after the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to obtain the dismissal of such proceeding or, within sixty (60) days after the appointment, without the written consent or acquiescence of Lender, of any trustee, receiver of liquidator of Borrower or of all of nay substantial part of the properties of Borrower, to vacate such appointment;

     7.6 An "Event of Default" as defined in the Equipment Lease shall happen and be continued.

     7.7 An "Event of Default" as defined in the Lease or in any instrument or instruments evidencing or under which the Borrower has outstanding an aggregate of at least $1,000,000 principal amount of indebtedness for borrowed money, shall happen and be continuing, and any payment due thereunder shall become or be declared to be due and payable prior to its stated payment or maturity date.

8.   REMEDIES

     8.1 Upon the occurrence of any one or more Events of Default, Lender, at its option, may declare the Note to be accelerated and due and payable, whereupon the unpaid principal of and accrued interest on such Note shall become immediately due and payable, and the Lender may exercise all rights and remedies available to it under applicable law. The Lender shall be entitled to receive, as additional Indebtedness hereunder (a) interest at the maximum interest rate per annum permitted by law on all amounts not paid when due under the Note or this Agreement, for the period such amounts are overdue, and (b) reimbursement for all reasonable costs, attorneys" fees and legal expenses incurred by it in exercising such rights and remedies.

     8.2 Upon the happening and during the continuance of any Event of Default, Lender may then, or at any time thereafter and from time to time, have the right to lease and receive from a subsequent sub-lessee of said Lease that portion of rentals under the Lease up to the maximum excess permitted for a sublease under the Lease. If the Lender exercises its right to assume the Lease hereunder, then the Borrower shall immediately enter into an assignment of the Lease attached hereto and shall immediately take all such action necessary to obtain the consent of the Landlord of such assignment.

9.   MISCELLANEOUS

     9.1 Borrower shall remain personally liable to Lender for any unpaid Obligations, advances, costs, charges and expenses, together with interest thereon and shall pay the same immediately to Lender at Lender"s offices.

     9.2 The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and shall not impose any duty upon Lender to exercise any such powers.

     9.3 This is a continuing Agreement and the rights granted hereunder shall remain in force and effect and all the rights, powers and remedies of Lender hereunder shall continue to exist until the Note is paid in full as the same become due and payable. The rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Lender.

     9.4 Upon payment in full of all Obligations, the Lender shall cancel the Note, and this Agreement shall promptly deliver all such cancelled documents to the Borrower.

     9.5 This Agreement and the Note shall be contracts made under and governed by the laws of the State of Illinois, excluding conflicts of law rules or principles thereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or invalidity, without invalidating the remainder or such provision or the remaining provision of this Agreement. Any notice required or given hereunder shall be deemed properly given upon hand delivery of the addressee or three (3) days after mailed, postage prepaid, in each case, addressed to the designated recipient at its address set forth herein or such other address as such party may advise the other party by notice given in accordance with this provision.

     9.6 Lender and Borrower acknowledge that there are no agreements or understandings, written or oral, between Lender and Borrower with respect to the Loan, other than as set forth herein and in the Note and that this Agreement and the Notes contain the entire agreement between Lender and Borrower with respect thereto. Neither this Agreement or the Note may be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

     9.7 No omission, or delay, by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by

Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provision thereafter.

     9.8 All agreements, representations and warranties contained in this Agreement or the Note, or in any document delivered pursuant hereto or in connection herewith shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement or the Note and the expiration or other termination of this Agreement or the Note.

     9.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     9.10 This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Borrower and the Lender. The Lender agrees that, in the event of any transfer by it of the Note, it will endorse thereon a notation as to the portion of the principal of the Note which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

     9.11  Borrower will notify Lender of any proposed Merger at least sixty
(60) days prior to the closing date. Lender may, in its discretion, either (i) consent to the assignment of the Loan Agreement and the Note to the successor entity, or (ii) terminate the Loan Agreement and the Note. If Lender elects to consent to the assignment, Borrower and its successor will sign the assignment documentation provided by Lender. If lender elects to terminate the Loan Agreement and Note, then Borrower will pay Lender on the date of closing of such Merger all amounts then due and owing together with the Prepayment Amount.

     IN WITNESS WHEREOF, the Borrower and the Lender have duly executed and delivered this Loan Agreement as of the day and year first above written.


                                          3-Dimensional Pharmaceuticals, Inc.


                                          By:/s/ F. Raymond Salemme
                                             -----------------------------------

                                          Title: President & CEO
                                                 -------------------------------
                                          COMDISCO, INC.


                                          By: /s/ Jill C. Hanses
                                          --------------------------------------

                                          Titled: AVP / Venture Lease
                                          --------------------------------------

EXHIBIT A

PROMISSORY NOTE

$610,000                                                Date:  April ___, 1994
                                                        Due:   January 1, 1998


     For value received, 3-Dimensional Pharmaceuticals Inc. (the "Borrower") promises to pay to the order of Comdisco, Inc. (the "Lender") at P.O. Box 91744, Chicago, IL 60693 (or such other address as the Lender shall designate to Borrower) the principal amount of Six Hundred Ten Thousand Dollars ($610,000) together with interest at the rate per annum reflected in the amortization schedule attached hereto, from the date of this Note to maturity of each installment on the principal hereof remaining from time to time unpaid, such principal and interest to be paid in 42 equal monthly installments of $17,128 each, commencing June 1, 1994 and on the same of each month thereafter to and including December 1, 1997 and a last installment of $91,500 to be paid on January 1, 1998 such installments to be applied to accrued and unpaid interest and the balance to unpaid principal. Because the Amortization Schedule reflects the interest payable beginning June 1, 1994, Borrower shall pay Lender at closing the interest in the amount of $570.96 per day for the number of days beginning on the date Lender disburses the funds, through and including May 30, 1994. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each. Past due installments of principal and interest shall bear interest at the maximum interest rate per annum permitted by law, until paid.

     This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement dated as of April ___, 1994 (as from time to time amended, the "Loan Agreement"), between the Borrower and the Lender, to which Loan Agreement reference is made as to the rights of the Lender, the Borrower and any holder of this Note with respect to the acceleration of the maturity of the Note. The Borrower may prepay this Note, in whole or in part, at any time but only in accordance with the provisions of the Loan Agreement.

     Upon the occurrence of any one or more Events of default (as defined in the Loan Agreement), the owner and holder of this Note shall have the rights and remedies set forth in the Loan Agreement, including the right, without notice or demand except as otherwise provided in the Loan Agreement (both of which are expressly waived by Borrower), to declare all sums owing hereon at once due and payable.

     The Borrower expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, brining of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; and is and shall be directly and primarily liable for any payment of all sums owing and to be owing hereon, regardless of and without any amount called for hereunder or in connection with any right, lien, interest or property at any and all times and or existing as security for any amount called for hereunder.

     This Note and the right of the holders hereof shall be governed by and construed in accordance with the laws of the State of Illinois, excluding any conflicts of law rules or principles thereof, and applicable laws of the United States of America.

                                          3-Dimensional Pharmaceuticals, Inc.


                                          By: /s/ Scott Horvitz
                                              ----------------------------------

                                          Title: Vice President -- Finance
                                                 -------------------------------

EXHIBIT B

3-DIMENSIONAL PHARMACEUTICALS
Amortization Schedule
Filename:35 dimat.wk4

Principal;        610,000           Payment:         17,128.80
Interest Rate:    15.1244815%

Payment Number          Principal           Interest         Balance
--------------          ---------           --------         -------
        0                                                   610,000.00
        1                9,440.52            7,688.28       600,559.48
        2                9,559.51            7,569.29       590,999.97
        3                9,679.99            7,448.81       581,319.98
        4                9,802.00            7,326.80       571,517.98
        5                9,925.65            7,203.26       561,592.44
        6               10,050.64            7,078.16       551,541.80
        7               10,177.31            6,951.49       541,364.49
        8               10,305.59            6,823.21       531,058.90
        9               10,435.47            6,693.33       520,623.43
       10               10,567.00            6,561.80       510,056.43
       11               10,700.18            6,428.62       499,356.24
       12               10,835.05            6,293.75       488,521.20
       13               10,971.61            6,157.19       477,549.59
       14               11,109.89            6,018.91       466,439.70
       15               11,249.92            5,878.88       455,189.78
       16               11,391.71            5,737.09       443,798.07
       17               11,535.29            5,593.51       432,262.78
       18               11,680.67            5,488.13       420,582.11
       19               11,827.89            5,300.91       408,754.21
       20               11,976.97            5,151.83       396,777.24
       21               12,127.92            5,000.88       384,649.32
       22               12,280.78            4,848.02       372,368.54
       23               12,435.57            4,693.23       359,932.97
       24               12,592.30            4,536.50       347,340.67
       25               12,751.01            4,377.79       334,589.66
       26               12,911.72            4,217.08       321,677.94
       27               13,074.46            4,054.34       308,603.48
       28               13,239.24            3,889.56       295,364.24
       29               13,406.11            3,722.69       281,958.13
       30               13,575.07            3,553.73       268,383.06
       31               13,746.17            3,382.63       254,636.89
       32               13,919.42            3,209.38       240,717.46
       33               14,094.86            3,033.94       226,622.60
       34               14,272.51            2,856.29       212,350.09
       35               14,452.40            2,676.40       197,897.70

       36               14,634.55            2,494.25       183,263.14
       37               14,819.00            2,309.80       168,444.15
       38               15,005.77            2,123.03       153,438.37
       39               15,194.90            1,933.90       138,243.47
       40               15,386.42            1,742.38       122,857.05
       41               15,580.34            1,548.46       107,276.71
       42               15,776.71            1,352.09        91,500.00
       43               91,500.00            1,153.24            (0.00)

                            SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "Agreement") is made this 28th day of April, 1994, by and among Comdisco, Inc., a ______________ corporation (the "Comdisco"), the Hankin Group, a Pennsylvania partnership (the "Hankin") and 3-Dimensional Pharmaceuticals Inc., a Delaware corporation (the "Debtor").

                              B A C K G R O U N D

Hankin has made or intends to enter into a lease agreement ("Lease") with the Debtor for premises to be constructed by Hankin at Lot 28, Eagleview Corporate Center, Uwchlan Township, Chester County, Pennsylvania (the premises which are or will be the subject of the Lease being hereinafter called the "Leased Space"). Pursuant to the Lease, Debtor has granted to Hankin a security interest under the Pennsylvania Uniform Commercial Code, in all personal property owned by Debtor and now or hereafter located at the Leased Space, to further secure all obligations of Debtor to Hankin under the Lease. The personal property encumbered by Hankin"s security interest includes, without limitation, those items of personal property defined as "Trade Fixtures" in the Lease, which are more fully listed in Exhibit "A" attached hereto (if such list has not been prepared as of the date hereof, Hankin and Debtor shall prepare and initial such list, which shall then become part of this Agreement as Exhibit A). The "Trade Fixtures" as defined in the Lease are referred to herein as "Trade Fixtures."

         Comdisco has executed, or intends to execute, or intends to execute, an equipment lease or leases (collectively the "Equipment Lease") with Debtor, for a total rental of ___________ ($1,500,000.00) dollars. The property which is the subject of the Equipment Lease is or will be located at the Leased Space, and is collectively called the "Non-Trade Fixture Personally". The Non-Trade Fixture Personally is more fully listed in Exhibit "B" attached hereto (if such list has not been prepared as of the date hereof, Comdisco and Debtor shall prepare and initial such list, which shall then become part of this Agreement as Exhibit B). In the event of any inconsistency between Exhibits A and B such that any personal property would appear to be both Trade Fixtures and Non-Trade Fixture Personally, such personal property shall be deemed part of trade Fixtures only, except that the parties agree that the total cost of Trade Fixtures shall not exceed $100,000.00. In addition, Comdisco has made, or intends to make an unsecured loan to Debtor in the stated principal amount of $610,000.00 (the "Comdisco Loan"). The documents evidencing the Comdisco Loan are hereinafter called the Loan Documents.

         Debtor, Hankin and Comdisco acknowledge and agree that Hankin would not enter into the Lease with Debtor, and Comdisco would not enter into the Equipment Lease to Debtor, but for the covenants of as set forth in this Agreement; it being agreed that the Lease benefits Comdisco, and the Equipment Lease benefits Hankin.

         The parties desire to evidence their agreements as to the subordination of some of the rights of Comdisco to the rights of Hankin, the subordination of some of the rights of Hankin to the rights of Comdisco as more fully set forth below.

         NOW, THEREFORE, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                  AGREEMENTS

         NOW, THEREFORE, in consideration of the premises, One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. Priority of Hankin as to Trade Fixtures. Hankin shall have the first
            ---------------------------------------
priority lien on and security interest in the Trade Fixtures. Comdisco shall have no property rights in, lien on or security interest in the Trade Fixtures, and hereby waives the right to levy, execute upon or assert any right in the Trade Fixtures pursuant to any judgment obtained against Debtor or otherwise, it being intended that any and all interest of Hankin in the Trade Fixtures shall be free and clear of any interest of Comdisco therein. Hankin"s rights shall apply regardless of the perfection, nonperfection, cessation of perfection or order of perfection of the parties, respective interests. Comdisco agrees that it shall give actual notice of the limitations on Comdisco"s right to levy upon or execute against Trade Fixtures, upon any default under the Equipment Lease or Loan Documents, to any assignee or third party acquiring any subsequent assignee of the lessor"s or lender"s interest in the Equipment Lease or Loan Documents respectively. Rankin hereby consents to the performance by Comdisco of any of Debtor"s obligations under the Lease, and the assistant by Debtor to Comdisco of its interest in the Lease, provided-that Comdisco"s financial statement is reasonably judged by Hankin to be equal or superior to Debtor, s as of the date of the assignment, and Comdisco agrees to assume and be bound by the provisions of the Lease.

         2. Priority of Comdisco as to Non-Trade Fixture Personalty. Any and all
            -------------------------------------------------------
right, title and interest of Hankin in the Non-Trade Fixture Personalty is under, subject and subordinate to rights of Comdisco therein pursuant to the Equipment Lease. Hankin shall have a lien on and security interest in the rights of Debtor in the Non-Trade Fixture Personalty pursuant to the Equipment Lease, subject and subordinate to Comdisco"s rights therein. This priority shall apply regardless of the perfection, nonperfection, cessation of perfection or order of perfection of the parties" respective interests. Nothing contained herein shall be deemed to limit any rights obtained by Comdisco as a permitted assignee of Debtor"s rights under the Lease (in accordance with Section 12 (c) thereof), to retain sublease rentals to which the "Tenant" under the Lease is entitled.

         3. Control of Property. Until all of the Debtor"s obligations (whether
            -------------------
pre-existing or hereafter incurred) to Hankin have been performed or paid in full (including, but not limited to, the payment of all Minimum Annual Rent and Additional Rent which the Debtor is obligated to pay to Hankin) , Hankin shall control the disposition of and the exercise of remedies with respect to the Trade Fixtures in the event of a default by the Debtor in any of its obligations to Hankin. Debtor and Comdisco hereby waive any and all claims against Hankin which it may now or hereafter have on account of the Hankin"s action in using or disposing of all or any of the Trade Fixtures. Comdisco waives any right to control to timing, nature or extent of Hankin"s collection efforts against the Debtor, including disposition of the Trade Fixtures. Hankin may exercise or refrain from exercising its rights against the Debtor or the Trade Fixtures as it may elect in its sale and absolute subjective discretion. Hankin hereby consents to the installation of the Non-Trade Fixture Personalty within the Leased Space, and shall permit Comdisco to enter the Leased Space upon reasonable prior notice to Hankin for the purpose of exercising its rights under the Equipment Lease. The Non-Trade Fixture Personalty shall not be considered part of real property or a fixture, regardless of whether or by what means it is or may become affixed to real property. In exercising its rights to remove the Non-Trade Fixture Personalty pursuant to the Equipment Lease, Comdisco shall, at its sole cost and expense, repair any damage to the Leased Space or the building of which it is a part caused by Comdisco's negligence or failure to observe reasonable precautions as Hankin may require, in the removal of the Non-Trade Fixture Personalty.

         4. Miscellaneous. No waiver of any of its rights and remedies hereunder
            -------------
and no modification or amendment of this Agreement shall be deemed to be made unless the same shall be in writing, duly by the parties hereto, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights and remedies of the parties hereunder in other respects at any other time. This Agreement shall be binding upon and benefit the parties and their respective successors and assigns. Comdisco irrevocably consents and submits to the jurisdiction and venue of the Court of Common Pleas of Chester County, Pennsylvania, and of any other state or federal court sitting in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of or relating to this Agreement. Comdisco irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The section headings of this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof. This Agreement shall be deemed executed and delivered in and shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania in effect from time to time.

         IN WITNESS OF, the parties have caused this Agreement to be executed, under seal, on the date and year first above written.

WITNESS/ATTEST:                             COMDISCO, INC.


___________________________                 BY: /s/ Jill C. Hanses
                                                ------------------
                                            NAME: AVP / Venture Lease
                                            TITLE:


                                            THE HANKIN GROUP


/s/ John C. Purcell, Jr.                    BY: /s/ Robert S. Hankin
---------------------------                     --------------------
                                            NAME: Robert S. Hankin
                                            TITLE: General Partner


WITNESS/ATTEST:                             3-DIMENSIONAL PHARMACEUTICALS, INC.


 /s/ Scott Horvitz                          BY: /s/ F. Raymond Salemme
---------------------------                     ----------------------
                                            NAME: F. Raymond Salemme
                                            TITLE: President & CEO





27875SUB.BNK
04/28/94 3:14pm

STATE OF                            :
                                            SS:
COUNTY OF                           :


                  On this _________ day of _______________ 1994, before me, the undersigned, a Notary Public of the State of __________________________, personally appeared ____________ who acknowledged himself/herself to be the __________ of COMDISCO, INC., a being duly authorized to do so, executed the foregoing agreement for the purposes therein contained by signing the name of the said entity by himself/herself as _________________.

                  As witness-my hand and Notary Public.



                                       -----------------------------------------


my commission expires: _________________________________


STATE OF PENNSYLVANIA               :
                                                     SS:
COUNTY OF CHESTER                   :

                  On this the 25th day of April 1994, before me, the undersigned, a Notary Public of the State of Pennsylvania,(personally appeared Robert S. Hankin, who acknowledged himself to be a partner of THE HANKIN GROUP, a Pennsylvania partnership, and that he/she as such partner, being duly authorized to do so, executed the foregoing agreement for the purposes therein contained by signing the name of the said entity by himself /herself as partner.



                                           /s/ Kathleen A. Urban
                                           -------------------------------------


My Commission expires: April 1, 1996

STATE OF ILLINOIS          :
                                                     SS:
COUNTY OF COSH             :


                  On this 7th day of July 1994, before me, the undersigned, a Notary Public of state of Illinois, personally appeared Jill C. Hanses, who acknowledged himself/herself to be the Assistant Vice President of COMDISCO, INC., a corporation and that he/she as being duly authorized to do so, executed the foregoing agreement for the purposes therein contained by signing the name of the said entity by himself/herself as Assistant Vice President.

                  As witness my hand and Notary Public.


                                                 /s/ Eileen M. Bagarella
                                                 -----------------------
My commission expires: 7/11/97


STATE OF PENNSYLVANIA      :
                                                     SS:
COUNTY OF CHESTER          :

                  On this the 28th day of April 1994, before me, the undersigned, a Notary Public of the State of Pennsylvania,(personally appeared Robert S. Hankin, who acknowledged himself to be a partner of THE HANKIN GROUP, a Pennsylvania partnership, and that he/she as such partner, being duly authorized to do so, executed the foregoing agreement for the purposes therein contained by signing the name of the said entity by himself /herself as partner.



                                               /s/ Kathleen A. Urban
                                               ---------------------------------


My Commission expires: April 1, 1996

STATE OF                            :
                                                     SS:
COUNTY OF                           :


                  On this 28th day of April, 1994 before me, the undersigned, a Notary Public of the State of Pennsylvania, personally appeared F. Raymond Salemme who acknowledged himself to be the President of 3-DIMENSIONAL PHARMACEUTICAL, INC., a Delaware corporation, and that he/she as such officer, being duly authorized to do so, executed the foregoing agreement for the purposes therein contained by signing the name of the said entity by himself/herself as officer.

                  As witness my hand and Notary Public.


                                                     /s/ Kathleen A. Urban
                                                     ---------------------------

My commission expires:  April 1, 1996




27875sub/bnk

                                   EXHIBIT A

                          (MULTIPLE QUARTER DELIVERY)


SCHEDULE No. VL-2                           DATED AS OF      April 25, 1995
             ----                                            --------------

TO MASTER LEASE AGREEMENT DATED AS OF March 7, 1994 ("MASTER LEASE")
                                      -------------


LESSEE:  3-DIMENSIONAL                                  LESSOR: COMDISCO, INC,
         PHARMACEUTICALS, INC.

Admin.contact/Phone No.:                        Address for all Notices:
-----------------------                         -----------------------
Scott Horvitz
(610) 458-6043                                  6111 North River Road
                                                Rosemont, Illinois  60018
                                                Attn.:  Capital Equipment Lease
                                                        Administration

Address for Notices:
-------------------
Eagleview Corporate Center
665 Stockton Drive, Suite 104
Exton, PA  19341
Attn.:  Scott Horvitz

Central Billing Location:                               PAYING AGENT:
Same as Above                                           Comdisco, Inc.
                                                        P.O. Box 91744
                                                        Chicago, Illinois  60693
Attn.:

Lessee Reference No.: _______________________
                         (24 digits maximum)

Location of Equipment:                                  Initial Term:  48 months
---------------------                                   ------------   ---------
Same as Above

Attn.:                                                                 Lease Rate Factor:  2.493%

EQUIPMENT (as defined below);                          Advance:        $2,493.00-due upon execution
                                                                       $9,972.00-due at release of
                                                                       Phase II funds
                                                                       $12,465.00-due at the time
                                                                       Lessee has expended the first
                                                                       $500,000 of this lease
                                                                       financing
                                                                       $12,465.00-due at release of
                                                                       Phase III funds

Item                                            Machine Type/                             Serial
No.           Qty.         Manufacturer            Feature             Description        Number         Rent
------        -----        ------------         ---------------        -----------        ------         ----

Equipment specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period April 26, 1995 through April 26, 1996 (the "Acceptance Period"), for which Lessor receives vendor invoices approved for payment, up to an aggregate purchase price of:

Phase I:   $200,000.00  Available immediately

Phase II:  $800,000.00  The release of Phase II shall be wholly contingent upon the completion of the current round of equity financing and $4 million being raised.

Phase III: $500,000.00  The release of Phase III shall be wholly contingent upon
           Lessor's review of Lessee's progress.

Equipment shall not include upgrades, leasehold improvements, installation costs and delivery Costs, rolling stock, special tooling, custom equipment, hand held items, molds and fungible items. In addition, the Acceptance Period shall be extended an additional six (6) months until October 26, 1996 at Lessor's discretion after Lessor's independent review of Lessee's performance. In the event Lessee requests and Lessor releases Phase II of this lease financing, the total software financed under Phase II shall not exceed $100,000.00. Software shall not be financeable under Phase I and Phase III of this lease financing.

1. Notice Period: Not less than one hundred and twenty (120) days nor more than twelve (12) months prior to the expiration of the lease term.

2.    Equipment Purchase

      Lessee acknowledges that it has either received or approved Lessor's purchase documentation for the Equipment. The aggregate purchase price referred to on the face of this Schedule shall include all Equipment purchased by Lessor, consisting of amounts financed under Sections (1), (it) and (iii) below.

      (i) NEW EQUIPMENT. Lessor will purchase new Equipment which is specifically approved by Lessor.

      (ii) SALE-LEASEBACK EQUIPMENT. Any in-place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for Inclusion under this Loss (the "Sale-Leaseback Transaction"). Any request for a Sale-Lease Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no Later than May 26, 1995 *. Lessor will not perform a Sale-Leaseback Transaction for any request or accompanying Equipment ownership documents which arrive after the date marked above by an asterisk (*). Further, any sale-leaseback Equipment will be placed on loss* subject to: (1) Lessor prior approval of the Equipment; and (2) if approved, at Lessor's actual not appraised Equipment value pursuant to the schedule below:

Between 2/27/95 and 5/26/95                       100%

Between 12/27/94 and 2/26/95                       80%

Between 9/27/94 and 12/26/94                       70%

Between 6/27/94 and 9/26/94                        65%

Between 3/27/94 and 6/26/94                        60%

(iii) USED EQUIPMENT. Lessor will purchase "used" Equipment which is obtained from a third party by Lessee for its use Subject to: (1) Lessor's prior approval of the Equipment; and (2) at the request of Lessor, at Lessor's appraised value for such used Equipment.

3.    Commencement Date

      The Commencement Date for each item of Equipment will be its Installation Date. Lessee agrees to confirm the Commencement Date providing Lessor with Invoices containing the Equipment location, description, serial number and cost, the Installation Date and Lessee's signature. Lessor will summarize all Invoices and/or IAFs received in the same calendar quarter into a Commencement Certificate in the form attached to this Schedule as Exhibit I and the Initial Term will begin the first day of the calendar quarter thereafter. Each Commencement Certificate will incorporate the terms and conditions of the Master Lease and this Schedule and will constitute a separate Schedule. Notwithstanding the foregoing, if the Equipment pertains to Sale-Leaseback Equipment, the Commencement Date will be the date Lessor tenders the purchase price for the Equipment.

4.   Option to Extend

     So long as no Event of Default shall have occurred and be continuing, Lessee will have the right to extend the Initial Term of this Schedule for a period of one (1) year by giving Lessor at least one hundred and twenty (120) days written notice prior to the expiration of the Initial Term. In such event, the rent to be paid during said extended period shall be mutually agreed upon and if the parties cannot mutually agree, then the Lease shall continue in full force and effect pursuant to the existing term and conditions until terminated in accordance with its terms. This Schedule will continue in effect following said extended period until terminated by either party upon not less than one hundred and twenty (120) days prior written notice, which notice shall be effective as of the Rent Interval next following receipt. Alternatively, at the expiration of the Initial Term Losses will have the right to extend the Initial Term of this Schedule for a on* year period at the same tense rate factor as set forth on the face of this Schedule, by giving Lessor at least 120 days written notice prior to the expiration of the Initial Term, and at the end of the one year period, provided all lease payments have been made, title to the Equipment shall automatically pass to Lessee.

5.   Purchase Option

     So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than one hundred and twenty (120) days prior to the expiration of the initial Term of this Schedule, Lessee wilt have the option at the expiration of the Initial Term of this Schedule to purchase all but not less than sit, of the Equipment listed herein for a purchase price and upon terms and conditions to be mutually agreed upon by the parties following Lessee's written notice, plus any taxes applicable at time of purchase. Said purchase price shall be paid to Lessor at least thirty
(30) days before the expiration date of the Initial Term. Title to the Equipment shall automatically pass to Lessee upon payment in full of the purchase price but, in no event, earlier then the expiration of the fixed initial Term. If the parties are unable to agree on the purchase price or the terms and conditions with respect to said purchase, then the Lease with respect to this Equipment shall remain in full force and affect. It is agreed and understood that Lessor is retaining a purchase money security interest in the Equipment Listed herein and this Schedule shall constitute a Security Agreement under the Uniform Commercial Code of the state in which the Equipment is located. Lessor and Lessee agree that for purposes of this paragraph, any Licensed software will not be considered part of the equipment.

6.   Special Term

The terms and conditions of the Master Lease Agreement as they pertain to this Schedule are hereby modified and amended as follows:

(a)  Section 5.2, "Relocation or Sublease"
                   ----------------------

     To the end of this Section, add the following:

", provided that Lessee may relocate Equipment to the premises of academic researchers working on joint projects with the Lessee, at Lessee's sole expense, without the prior written consent of the Lessor if the Lessee provides the Lessor with prior written notice."

(b)  Section 6.2, "Taxes and Fees,

     In line 4 after the word "capital", add the words "not worth"; before the word "income", delete the word "not",

(c)  Section 7.1, "Care, Use and Maintenance"

     Delete this Section in its entirety and replace with the following:

     "Lessee shall, at its sole expense, at all times during the term of each Equipment Schedule, maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration, other than normal wear and tear. Lessee shall not use the Equipment for any purpose other then that for which it was designed Lessee shall, at its sole expense and at its sole discretion, either (I) enter into and maintain in force, for the term of each Equipment Schedule, an appropriate maintenance contract with the manufacturer of the Equipment, or such other party as shall be acceptable to Lessor, and shall provide Lessor with a copy of such contract and all supplements thereto which are applicable to the Equipment; or (ii) self maintain the Equipment at acceptable standards. If Lessee returns the Equipment to Lessor at the end of the Initial Term of this Lease or any extension thereof, and upon mail of the Equipment Lessor determines that the Equipment has not been maintained property or will not be eligible for a manufacturer's maintenance contract, then Lessee hereby agrees to assume any costs or expenses necessary to ensure that the Equipment is in good working order, which may include but need not include, recertification by the manufacturer. For the purposes of this Section, any reference to "Equipment" shall include any software included in any such Equipment Schedule, and any reference to "manufacturer" shall mean the Licensor thereof."

(d)  Section 7.2, "Attachments and Reconfigurations"

     In line 1 before the word "prior", insert the word "after"; after the word "written", delete the word "consent" and replace with the words "notice to".

     In line 3 before the word "restore" insert the words "have the option to".

     In line 5 after the word "excluded", add the words "or else such Reconfigurations or Attachments shall become the property of the Lessor."

(e)  Section 8, "Representations and warranties of Lessee"
                 ----------------------------------------

     To the end of subsection (e), add the words 11, and except in connection with the transactions contemplated with the Lessor and The Hankin Group."

(f)  Section 9, "Delivery and Return of Equipment"

     In line 9, delete the words "and Lessee will supply any of its personnel"; to the end of the last sentence, add the phrase, "subject to Lessee's normal security procedures and during reasonable hours upon reasonable advance notice."

(g)  Section 13.1, "Default"
                    -------

     In line 3 of subsection (b), delete the word "ten (10)" and replace with the word "fifteen (15)".

(h)  Section 14.1, "Board Attendance"
                    ----------------

     Delete this section in its entirety and replace with the following:

     "Section 14.1, Board information.
                    -----------------

     Lessee agrees to provide to Lessor on a monthly basis: Profit and Loss Statement, Balance Sheet, Cash Flow Statement and Proforma Operating Plan (as developed)."

(i)  Section 14.2, "Financial Statements"
                    --------------------

     In line 5 after the word "required", delete the word "by" and replace with the words "to be filed with:.

     In lines 7 and 8, delete the words "the same information which Losses provides to its Board of Directors, but which will include not less than".

     In line 10, delete the word "ninety (90)" and replace with the words "one hundred twenty (120)".

     In line 12, delete the words "the financial position" and replace with the words "cash flows".

     In line 15, delete the words "additional information (including but not limited to".

     In line 16 before the word "Lessor", insert the words "requested by Lessor that".

(j)  Section 14.3, "Obligation to Lease Additional Equipment"
                    ----------------------------------------

     To the end of this Section, add the following:

     "Notwithstanding the foregoing, Lessor shall not withhold its consent if the acquiring entity has a Moody's bond rating of BA3 or better, or the equivalent if no bond rating is available."

(k)  Section 14.4, "Merger and Sale Revisions"
                    -------------------------

     In line 1, delete the word "sixty (60)," and replace with the word "thirty
(30)".

(l)  Section 14.14, "Additional Documents"
                     --------------------

     To the end of this Section, add the words "in a form mutually acceptable to the parties."

Register Lease: This Schedule is issued pursuant to the Master Lease identified on page 1 of this Schedule. All of the terms and conditions of the Master Lease are incorporated in and made a part of this Schedule as if they were expressly set forth in this Schedule. The parties hereby reaffirm all of the terms and conditions of the Master Lease (including, without limitation, the representations and warranties set forth in Section 8) except as modified herein by this Schedule.

3-DIMENSIONAL PHARMACEUTICALS, INC.        COMDISCO, INC.
as Lessee                                  as Lessor
By: /s/ Scott Horvitz                      By: /s/  James P. Labe
   ---------------------------------          ----------------------------------
Title: Vice President and CFO              Title: Pres. - Venture Lease
      ------------------------------             -------------------------------
Date: 5/3/95                               Date: 5/30/95
     -------------------------------            --------------------------------

DRS; 4/26/95

                                   EXHIBIT 1

                           COMMENCEMENT CERTIFICATE
                           ------------------------

     This Certificate dated is "executed pursuant to Schedule No. VL-2 to the Master Lease Agreement dated March 7, 1994 between Comdisco, Inc. ("Lessor") and 3-Dimensional Pharmaceuticals, Inc. ("Lessee"). All of the term, conditions, representatives and warranties of the Master Lease and Schedule No. VL-2 are incorporated herein and made a part hereof and this Commencement Certificate constitutes a Schedule for the Equipment described below.

1.   Equipment:
                               Equipment
     Qty          Mfgr         Type/Model          Serial #         Location
     ---          ----         ----------          --------         --------

     (See attached Invoices)


2.   Installation Date:        (See attached Invoices)
     -----------------

3.   Initial Term Starts on:
     ----------------------

4.   Total Equipment Cost:
     --------------------

5.   Rent:
     ----

6.   Representations of Lessee:
     -------------------------

     Each item of Equipment has been delivered to the location indicated above, tested, inspected, found to be in good working order and accepted by the Lessee on its Installation Date.

August 23, 1995


Mr. Scott Horvitz
Vice President and Chief Financial Officer
3-Dimensional Pharmaceuticals, Inc.
Eagleview Corporate Center
665 Stockton Drive, Suite 104
Exton, PA 19341

Re: Equipment Schedule VL-2 dated as of April 25, 1995 to the Master Lease Agreement dated as of March 7, 1994 by and between Comdisco, Inc. ("Lessee") and 3-Dimensional Pharmaceuticals, Inc. ("Lessee") collectively, the "Lease".

Dear Scott:

This letter is to confirm our agreement whereby Comdisco, as Lessor, hereby agrees to release up to $200,000.00 of the Phase II equipment financing pursuant to the terms and conditions of the above mentioned Lease.

Please indicate your acceptance of the above agreement by signing in the space provided below and returning this letter and a check for the Advance Rent in the amount of $2,493.00 to my attention at your earliest convenience. Please do not hesitate to call me if you have any questions.

Sincerely,

/s/ Deborah R. Smith

Deborah R. Smith

                                             Agreed and Accepted:

cc:  Lisa DiSilvio                           By: /s/ Scott Horvitz
     Comdisco Ventures
                                             Title: VP and CFO

                                             Date: 8/25/95

September 4, 1996

Mr. Scott Horvitz
3-Dimensional Pharmaceuticals, Inc.
Eagleview Corporate Center
665 Stockton Drive, Suite 104
Exton, PA 19341

Re: Equipment Schedule No. VL-2 dated as of April 25, 1995 to the Master Lease Agreement dated as of March 7, 1994 by and between Comdisco, Inc. ("Lessee") and 3-Dimensional Pharmaceuticals, Inc. ("Lessee") collectively, the "Lease".

Dear Scott:

This letter is to confirm our agreement with respect to the above mentioned Lease whereby Lessor will release an additional $250,000.00 of equipment financing. In addition, Lessee shall be allowed to lease such equipment until November 30, 1996 in accordance with the terms and conditions of such Lease. Also, please note that per the terms of Equipment Schedule VL-2, once Lessee has utilized a total of $500,000.00 of lease financing an additional Advance Rent in the amount of $12,465.00 will be due. Prior to the release of this $250,000.00, Lessee has expended $329,771.03 towards this $500,000.00 Advance Rent milestone.

Please indicate your acceptance of the above agreement by signing in the space provided below and returning this letter and a check for the Advance Rent in the amount of $3,116.25 to my attention at your earliest convenience. If you have any questions or comments-please do not hesitate to call me at (617) 630-5515.

Sincerely,
/s/ Deborah R. Smith

Deborah R. Smith
Regional Portfolio Manager

Agreed and Accepted:

By: /s/ Scott Horvitz

Title: Vice President & CFO

Date: September 4, 1996

cc:  Carrie Loepke; Comdisco Ventures

November 22, 1996

Mr. Steven O'Brien
3-Dimensional Pharmaceuticals, Inc.
665 Stockton Drive, Suite 104
Exton, PA 19341

Dear Steven:

RE: Equipment Schedule No. VL-2 dated as of April 25, 1995 to the Master Lease Agreement dated as of March 7, 1994

     This letter is to confirm our agreement with respect to the above referenced Equipment Schedule whereby 3-Dimensional Pharmaceuticals, Inc. as Lessee, shall be allowed to lease equipment from November 30, 1996 to January 31, 1997 in accordance with the terms and conditions of such schedule.

     If you are in agreement with the above, please so indicate by signing this letter and returning to my attention.

Sincerely,

/s/ Carrie Loepke

Carrie Loepke
Sr. Account Specialist
Comdisco Ventures

AGREED AND ACCEPTED TO THIS 26th DAY OF NOVEMBER, 1996

3-DIMENSIONAL PHARMACEUTICALS            COMDISCO, INC.

By:    /s/ Scott Horvitz                 By:    /s/ James P. Labe
   ----------------------------------       ------------------------------------

Title: VP & CFO                          Title: President, Venture Lease Div.
      -------------------------------          ---------------------------------

Date:      11/26/96                      Date:    11/26/96
     --------------------------------         ----------------------------------